EXHIBIT 99.1
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                       INDUSTRIAL DATA SYSTEMS CORPORATION
                                 AND SUBSIDIARY

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             AS OF DECEMBER 31, 1996

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                                       48
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                                      INDEX

                                                                            PAGE
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL INFORMATION ...................................................  50

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE
   SHEET AS OF DECEMBER 31, 1996 ...........................................  51

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
   YEAR ENDED DECEMBER 31, 1996 ............................................  52

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL INFORMATION ...................................................  53


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
                       INDUSTRIAL DATA SYSTEMS CORPORATION
                                 AND SUBSIDIARY

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet is presented as of December 31, 1996. The pro forma balance sheet has been prepared giving effect to the acquisition of Thermaire, Inc. for $1,100,000 and the related purchase accounting adjustments and the collection of the balance due of $799,999 under the note receivable from sale of common stock, as if all such transactions had occurred on December 31, 1996. The unaudited pro forma condensed statement of income is presented as if these transactions occurred at the beginning of the year presented. The acquisition was accounted for under the purchase method of accounting. Pro forma adjustments are explained in the Notes to Unaudited Condensed Consolidated Financial Statements.

The pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that would have occurred had the proposed acquisition been consummated on December 31, 1996, nor is the pro forma condensed statement of income necessarily indicative of consolidated results of operations had the transactions occurred at the beginning of the year presented, or future operating results. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical financial statements and the related notes thereto and other financial information.

                       INDUSTRIAL DATA SYSTEMS CORPORATION
                                 AND SUBSIDIARY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1996

                                                            INDUSTRIAL
                                                               DATA                                                       PRO FORMA
                                                             SYSTEMS          THERMAIRE,            PRO FORMA              COMBINED
                                                            CORPORATION          INC.              ADJUSTMENTS             BALANCES
                                                            ----------         ---------             --------             ----------
                                                           (Historical)      (Historical)            Dr (Cr)
Cash and cash equivalents .........................         $  975,100         $   3,301              799,999(a)          $1,515,838
                                                                  --                --               (262,562)(b)               --
Marketable securities .............................            457,129              --                                       457,129
Accounts receivable ...............................            593,739           271,906                                     865,645
Advances and note receivable due
 from affiliate and stockholder ...................            164,936              --               (109,086)(c)             55,850
Inventory .........................................            221,096           239,367                                     460,463
Note receivable from sale of
 common stock .....................................            799,999              --               (799,999)(a)               --
Other current assets ..............................             48,858             4,680                                      53,538
                                                            ----------         ---------                                  ----------
       Total current assets .......................          3,260,857           519,254                                   3,408,463

Property and equipment, net .......................            122,578           135,739              695,000(b)             953,317
Goodwill ..........................................               --                --                 68,822(b)              68,822
Other assets ......................................              2,000               425                                       2,425
                                                            ----------         ---------                                  ----------
       Total assets ...............................         $3,385,435         $ 655,418                                  $4,433,027
                                                            ==========         =========                                  ==========

Note payable to bank ..............................         $  325,000         $    --                                    $  325,000
Note payable to seller ............................               --                --               (450,000)(b)            450,000
Accounts payable ..................................             57,698           168,659              226,357
Account payable to an affiliate ...................               --              96,131               59,500(b)              36,631
Advances and notes payable
 due to an affiliate ..............................               --             109,086              109,086(c)                --
Accrued expenses and other
 current liabilities ..............................            170,523             4,864                                     175,387
Income taxes payable ..............................            128,065              --                                       128,065
                                                            ----------         ---------                                  ----------
       Total current liabilities ..................            681,286           378,740                                   1,341,440

Deferred income tax ...............................             34,010              --                   --                   34,010
                                                                  --                --                276,678(b)                --
 Stockholders' equity .............................          2,670,139           276,678             (387,438)(b)          3,057,577
                                                            ----------         ---------                                   ---------
       Total liabilities and
          stockholders' equity ....................         $3,385,435         $ 655,418                                  $4,433,027
                                                            ==========         =========                                  ==========

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
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996

                                                       INDUSTRIAL
                                                          DATA                                                          PRO FORMA
                                                         SYSTEMS            THERMAIRE,            PRO FORMA              COMBINED
                                                       CORPORATION            INC.               ADJUSTMENTS             BALANCES
                                                       ----------         -----------             ----------             -----------
                                                      (Historical)       (Historical)               Dr (Cr)
NET REVENUES .................................         $5,536,960         $ 2,404,375                                    $ 7,941,335
OPERATING EXPENSES:
 Cost of revenues:
    Product ..................................          1,477,214           2,150,642                                      3,627,856
    Consulting ...............................          2,487,544                --                                        2,487,544
    Selling, general and
       administrative ........................          1,083,586             341,534                  5,000(d)            1,460,120
                                                             --                  --                   30,000(e)                 --
                                                       ----------         -----------                                    -----------
                                                        5,048,344           2,492,176                                      7,575,520
OTHER INCOME, net ............................            120,169                 906                 40,000(f)               81,075
                                                       ----------         -----------                                    -----------
INCOME BEFORE PROVISION FOR
 INCOME TAXES ................................            608,785             (86,895)                                       446,890
PROVISION FOR INCOME TAXES ...................            206,367                --                  (50,000)(g)             156,367
                                                       ----------         -----------                                    -----------
NET INCOME ...................................         $  402,418         $   (86,895)                                   $   290,523
                                                       ==========         ===========                                    ===========
NET INCOME PER COMMON
 SHARE .......................................                                                                           $       .03
                                                                                                                         ===========
WEIGHTED AVERAGE COMMON
 OUTSTANDING .................................                                                                            10,250,454
                                                                                                                         ===========

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

In preparing the pro forma condensed consolidated financial statements as of and for the year ended December 31, 1996, the Company made the following adjustments:

       (a) To give effect to the January 1997 collection of the notes receivable from sale of stock.

       (b) To give effect to the acquisition of Thermaire, Inc. for $1,100,000 ($712,562 in cash and debt, and $387,438 in Common
              Stock) and the related purchase accounting adjustments.

       (c) To eliminate amounts due by Thermaire, Inc. to Industrial Data Systems Corporation.

       (d)    To give effect to amortization of goodwill.

       (e) To give effect to depreciation expense on the building acquired in the transaction.

       (f)    To give effect to interest expense on the acquisition debt.

       (g)    To give effect to taxes on the pro forma adjustments.

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